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                                   Exhibit 6
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                      General Distribution Agreement with
                         Walnut Street Securities, Inc.



                         GENERAL DISTRIBUTION AGREEMENT
                                    BETWEEN
                         THE WALNUT STREET FUNDS, INC.:
                  THE WALNUT STREET PRIME RESERVE FUND SERIES
                                      AND
                         WALNUT STREET SECURITIES, INC.


      THIS AGREEMENT is made and entered into this -- day of -----------, 1993, by and between THE WALNUT STREET FUNDS, INC., a Maryland corporation which may issue shares in one or more series (the "Issuer"), with respect to shares of The Walnut Street Prime Reserve Fund, a series of the Issuer (the "Series"), and WALNUT STREET SECURITIES, INC., a Missouri corporation ("Distributor").

      In consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1.    Sale of Shares.  The Issuer grants to the Distributor the right to sell
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shares on behalf of the Issuer during the term of this Agreement and subject to the registration requirements of the Securities Act of 1933, as amended ("1933 Act"), and of the laws governing the sale of securities in the various states ("Blue Sky Laws") on the following terms and conditions: the Distributor (i) shall have the right to sell, as agent on behalf of the Issuer, common shares of the Series, par value $.001 per share (the "Series Shares"), authorized for issue and registered under the 1933 Act, and (ii) may sell Series Shares under offers of exchange, if available, between and among the funds advised by General American Investment Management Company (the "Adviser").

2.    Sale of Shares by the Issuer.  The rights granted to the Distributor
      ----------------------------
shall be nonexclusive. The Issuer reserves the right to sell its Series Shares to investors on applications received and accepted by the Issuer. The Issuer also reserves the right to issue Series Shares in connection with the merger or consolidation, or acquisition by the Issuer through purchase or otherwise, with any other investment company, trust, or personal holding company.

3.    Shares Covered by this Agreement.  This Agreement shall apply to
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unissued Series Shares, Series Shares held in the Issuer's treasury in the event that in the discretion of the Issuer treasury shares shall be sold, and Series Shares that the Issuer has purchased for resale.

4.    Public Offering Price.  Except as otherwise noted in the Issuer's
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current Prospectus and/or Statement of Additional Information, all Series
Shares sold to investors by the Distributor or the Issuer will be sold at the public offering price. The public offering price for all accepted subscriptions will be the net asset value per share, as determined in the manner described in the Issuer's current Prospectus and/or Statement of Additional Information.

5.    Suspension of Sales.  If and whenever the determination of net asset
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value is suspended and until such suspension is terminated, no further orders for Series Shares shall be processed by the Distributor except such


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unconditional orders as may have been placed with the Distributor before it had knowledge of the suspension. In addition, the Issuer reserves the right to suspend sales and the Distributor's authority to process orders for Series Shares on behalf of the Issuer if, in the judgment of the Issuer, it is in the best interests of the Issuer to do so. Any such suspension will continue for as long as the Issuer may determine in its sole discretion.


6.    Solicitation of Sales.
      ---------------------

      a. In consideration of the rights granted to the Distributor under this Agreement, the Distributor shall use all reasonable efforts, consistent with its other business, to secure purchasers for Series Shares. Such efforts by the Distributor may include, but are neither required to include nor limited to, the following:

            1) the formulation and implementation of marketing and promotional activities for such shares, including mail promotions and television, radio, newspaper, magazine, and other mass media advertising;

            2) the preparation, printing, and distribution of sales literature relating to such shares;

            3) the preparation, printing, and distribution of prospectuses and statements of additional information of the Series and reports to recipients other than existing shareholders of the Series;

            4) obtaining such information, analyses, and reports about marketing and promotional activities as the Distributor may, from time to time, deem advisable;

            5) making payments to securities dealers, registered representatives of such dealers, and others engaged in the sale of Series Shares or who engage in shareholder support services (excluding, however, payments for personal services to shareholders or the maintenance of shareholder accounts); and

            6) providing training, marketing, and support to such dealers and registered representatives and others with respect to the sale of such shares.

      b. This Agreement shall not prevent the Distributor from entering into comparable arrangements (including arrangements involving the payment of underwriting commissions) with other issuers. This Agreement does not obligate the Distributor to register as a broker or dealer under the Blue Sky laws of any jurisdiction in which it is not now registered or to maintain its registration in any jurisdiction in which it is now registered.

7.    Authorized Representations.  The Distributor is not authorized by the
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Issuer to give any information or to make any representations other than those contained in the appropriate registration statements or Prospectuses and Statements of Additional Information filed with the Securities and Exchange Commission under the 1933 Act (as these registration statements, Prospectuses and Statements of Additional Information may be amended or supplemented from time to time), or contained in shareholder reports or other materials that may be prepared by or on behalf of the Issuer for the Distributor's use. This paragraph shall not be construed to prevent the Distributor from preparing and distributing sales literature or other materials as it may deem appropriate,

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subject, however, to the requirements of the 1940 Act.

8.    Portfolio Securities.  The Issuer may (but is under no obligation to)
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purchase Portfolio securities of the Issuer through the Distributor, and the
Distributor may participate directly or indirectly in brokerage commissions or "spreads" for transactions in portfolio securities of the Issuer. All such transactions shall be conducted in full compliance with the 1940 Act and all applicable rules and regulations that may from time to time be adopted thereunder, including without limitation the requirements of Section 17(e) of the 1940 Act.

9.    Registration of Shares.  The Issuer agrees that it will take all
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actions necessary to register Series Shares under the 1933 Act (subject to the necessary approval of its shareholders) so that there will be available for sale the number of such shares the Distributor reasonably expects to sell. The Issuer shall make available to the Distributor the number of copies of its currently effective Prospectus and Statement of Additional Information that the Distributor reasonably requests. The Issuer shall furnish the Distributor with copies of all information, financial statements, and other documents that the Distributor may reasonably request for use in connection with the distribution of Series Shares.

10.   Expenses.  The Issuer shall pay the following fees and expenses:
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      a.    all fees and expenses in connection with the preparation and filing of any registration statement, Prospectus, and Statement of Additional Information under the 1933 Act and amendments for the issue of the Series Shares;

      b. all fees and expenses in connection with the registration and qualification of Series Shares for sale in the various states in which the Board of Directors of the Issuer shall determine it advisable to qualify such shares for sale (including registering the Issuer as a broker or dealer or any officer of the Issuer as agent or salesman in any state);

      c. all fees and expenses in connection with preparing, setting in type, printing, and mailing any report or other communication to shareholders of the Issuer in their capacity as such; and

      d. all fees and expenses of preparing, setting in type, printing and mailing Prospectuses, Statements of Additional Information, and any supplements and amendments thereto sent to existing shareholders.

      As provided in the Distribution and Service Plan adopted by the Issuer, the Issuer recognizes that the Adviser may reimburse the Distributor for any direct expenses incurred in the distribution of shares of the Issuer from any source available to it, including advisory and management fees paid to it by the Issuer.

11.   Distributor's Fee.  In consideration for the services provided and the
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expenses incurred by the Distributor under this Agreement, the Issuer shall pay to the Distributor a monthly fee (the "12b-1 fee") at the annual rate of
 .35% of the Series' average daily net assets throughout the month. The daily net assets of the Series shall be based upon the 4:00 p.m. (New York City time) determination of such amount on each day that the Fund is open for business throughout the month. (On days that the Fund is not open for business, as set forth in the Issuer's Prospectus for the Series, the net assets for such date shall be the amount determined as of the most recent preceding day upon which the Fund was open for business.) Such net assets shall be computed in the manner provided in the Prospectus of the Series for the determination of the net asset value of the Series Shares. The Distributor may use all or any portion of the 12b-1 fee to compensate

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securities dealers, registered representatives, or other persons who have engaged in the sale of Series Shares or in shareholder support services pursuant to agreements with the Distributor, or to pay any of the expenses associated with other activities authorized under paragraph 6 of this Agreement.


12.   Indemnification.
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      a.    The Issuer shall indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any shares, based upon the ground that the registration statement, Prospectus, Statement of Additional Information, shareholder reports or other information filed or made public by the Issuer (as from time to time amended or supplemented) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading under the 1933 Act, or any other statute or the common law. The Issuer shall not, however, indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Issuer by or on behalf of the Distributor. In no case (i) is the indemnity of the Issuer in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or any person against any liability to the Issuer or its security holders to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Issuer to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any person indemnified unless the Distributor or person, as the case may be, shall have notified the Issuer in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or any such person (or after the Distributor or such person shall have received notice of service on any designated agent). The failure to notify the Issuer of any claim shall not, however, relieve the Issuer from any liability that it may have to the Distributor or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Issuer shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Issuer elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or person or persons, defendant or defendants in the suit. If the Issuer elects to assume the defense of any suit and retain counsel, the Distributor, officers or directors or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Issuer does not elect to assume the defense of any suit, it will reimburse the Distributor, officers or directors or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Issuer shall notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of any of the shares.

      b. The Distributor shall indemnify and hold harmless the Issuer and each of its Board members and officers and each person, if any, who controls

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the Issuer within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any shares, based upon the 1933 Act or any other statute or common law, alleging any wrongful act of the Distributor or any of its employees or alleging that the registration statement, Prospectus, Statement of Additional Information, shareholder reports or other information filed or made public by the Issuer (as from time to time amended or supplemented) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon, and in conformity with information furnished to the Issuer by or on behalf of the Distributor. In no case (i) is the indemnity of the Distributor in favor of the Issuer or any person indemnified to be deemed to protect the Issuer or any person against any liability to which the Issuer or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations or duties under this Agreement, or
(ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Issuer or any person indemnified unless the Issuer or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Issuer or any such person (or after the Issuer or such person shall have received notice of service on any designated agent). The failure to notify the Distributor of any claim shall not, however, relieve the Distributor from any liability that it may have to the Issuer or any person against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph. In the case of any notice to the Distributor, it shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Issuer, to its officers and Board and to any controlling person or persons, defendant or defendants in the suit. If the Distributor elects to assume the defense of any suit and retain counsel, the Issuer or controlling persons, defendant or defendants in the suit, shall bear the fees and expense of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Issuer, officers and Board or controlling person or persons, defendant or defendants in the suit, for the reasonable fees or expenses of any counsel retained by them. The Distributor shall notify the Issuer promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the shares.

13.   Effective Date.  This Agreement (i) has been approved by the
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affirmative vote of a majority of the Board members of the Issuer including a majority of the Board members who are not "interested persons" of the Issuer and who are not parties to the Plan or this Agreement and have no financial interest in the operation of the Distribution and Service Plan, or in any agreements related to the Distribution and Service Plan, cast in person at a meeting called for the purpose of voting on the approval, and (ii) shall become effective upon its execution. Unless this Agreement is terminated as herein provided, shall continue in force for a period of one (1) year and thereafter from year to year; provided, that continuance is approved annually by the vote of a majority of the Board members of the Issuer, and by the vote of those Board members of the Issuer who are not "interested persons" of the Issuer and by the vote of those Board members of the Issuer who are not "interested persons" of the Issuer and who are not parties to the Distribution and Service Plan or this Agreement and have no financial interest in the operation of the Distribution and Service Plan, or in any agreements related to the

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Distribution and Service Plan, cast in person at a meeting called for the purpose of voting on the approval. This Agreement shall automatically terminate in the event of its assignment. As used in this paragraph, the terms "assignment" and "interested persons" shall have the respective meanings specified in the 1940 Act as now in effect or as hereafter amended. In addition to termination by failure to approve continuance or by assignment, this Agreement may at any time be terminated by either party upon not less than sixty
(60) days' prior written notice to the other party.

14.   Notice.  Any notice required or permitted to be given by either party
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to the other under this Agreement shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Issuer, at 1801 Park 270 Drive, Suite 220, St. Louis, Missouri 63146, and if to the Distributor, at 1801 Park 270 Drive, Suite 220, St. Louis, Missouri 63146.

15.   Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of Missouri.

16.   Final Integration.  This Agreement constitutes the entire agreement of
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the parties as a complete and final integration thereof with respect to its subject matter.

17.   Severability.  All of the terms, provisions, and conditions of this
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Agreement shall be deemed severable in nature.  If for any reason any one or more provisions hereof are held to be invalid or unenforceable to any extent, to the extent that such provisions are valid and enforceable this Agreement shall be construed and interpreted to provide for maximum validity and enforceability.

18.   Captions.  The captions in this Agreement are for convenience of
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reference only, are not a part of this Agreement, and in no way define, describe, extend, or limit the scope or intent of this Agreement.

      IN WITNESS WHEREOF, the Issuer and the Distributor have executed this Agreement as of the day and year first above written.


                                 THE WALNUT STREET FUNDS, INC.
                                 on behalf of The Walnut Street Prime
                                 Reserve Fund Series


                                 By: /S/ Timothy C. Nicholson
                                    -------------------------


                                 WALNUT STREET SECURITIES, INC.



                                 By: /S/ Timothy C. Nicholson
                                    -------------------------



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